CORIX
BIOSCIENCE

June 13, 2018

Attention: Michael Ogburn

Michael,

Per our earlier conversation, this is to confirm the Board of Directors resolution in terminating your services as Chief Executive Officer of the company.

The termination is based on the findings of the Board of Directors in conducting its internal investigation following the cease order.

We thank you for your service.

Respectfully,

6/13/18

Brian Werner, Director

6/13/2018

Ken Hedrick, Director

16772 W. Bell Road • Suite 110-471 • Surprise, AZ. 85374 • (623) 551-5808 • (888) 743-5750 Fax
www.CorixBioscience.com